UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

SANSWIRE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-235332	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (786) 288-0717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 27, 2010, Sanswire Corp. (the“Company”) entered into a First Amendment to Escrow and Stock Purchase Agreement (the “Amendment”) with Michael K. Clark, the Company’s Chairman of the Board of Directors, and Hinshaw& Culbertson LLP to amend that certain Escrow and Stock Purchase Agreement dated as of September 29, 2010 among the parties.  The Amendment reduces the number of shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) from 4,000,000 to 3,333,333 shares that Mr. Clark will receive in return for the $250,000 he provided to facilitate the Company’s settlement with the Securities and Exchange Commission.

On December 27, 2010, the Company entered into a Stock Purchase Agreement withMr. Clark, for the purchase of 3,333,333 shares of Common Stock, which shares shall be restricted pursuant to the securities laws, in connection with the $250,000 Mr. Clark provided to facilitate the Company’s settlement with the Securities and Exchange Commission.

On December 27, 2010, Mr. Clarkreceived an option(the “Clark Option”) to purchase 1,333,334 shares of Common Stock at an exercise price of $0.09 per share, which wasthe closing price of the Company’s Common Stock on the date the Company’s Board of Directors approved the issuance of the Clark Option, pursuant to an Option Agreement. The Clark Optionis fully vested and is exercisable until the earlier of three years from the effective date of the Clark Option or 90 days after the termination of Mr. Clark’s membership on the Company’s Board of Directors.

On December 27, 2010, the Company entered into an Agreement (the “Rescission Agreement”) with Glenn D. Estrella, the Company’s President and Chief Executive Officer, whereby the parties mutually agreed to rescind the issuance of 5,000,000 shares of Common Stock that had been issued to Mr. Estrella in June 2010.

On December 27, 2010, the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Estrella providing for a three year term and annual salary of $250,000 per year, such salary to be accelerated upon a change of control of the Company or Mr. Estrella’s termination of employment without cause or for good reason.  The Employment Agreement includes one year noncompetition and non-solicitation provisions as well as confidentiality and inventions assignment provisions.

On December 27, 2010, Mr. Estrella received an option (the “EstrellaOption”) to purchase 7,222,222 shares of Common Stock at an exercise price of $0.09 per share, which was the closing price of the Company’s Common Stock on the date the Company’s Board of Directors approved the issuance of the EstrellaOption, pursuant to an Option Agreement.  The Estrella Option is fully vested and is exercisable until the earlier of three years from the effective date of the Estrella Option or 90 days after the termination of Mr. Estrella’s employment with the Company.

No underwriting discounts or commissions were paid in connection with any of the above agreements or securities issuances.

The securities sold and/or issued pursuant to the above agreements were issued as restricted securities under an exemption provided byRegulationD, Rule 506, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	First Amendment to Escrow and Stock Purchase Agreement, dated December 27, 2010, by and among the Company, Michael K. Clark, and Hinshaw& Culbertson LLP
10.2	Stock Purchase Agreement, dated December 27, 2010, between the Company and Michael K. Clark
10.3	Option Agreement, dated December 27, 2010 issued to Michael K. Clark
10.4	Agreement dated December 27, 2010, between the Company and Glenn D. Estrella
10.5	Amended and Restated Employment Agreement, dated December 27, 2010, betweenthe Company and Glenn D. Estrella
10.6	Option Agreement, dated December 27, 2010 issued to Glenn D. Estrella

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanswire Corp.
(Registrant)

Date:December 30, 2010	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer